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                                                                       Exhibit 4

                         REGISTRATION RIGHTS AGREEMENT


            REGISTRATION RIGHTS AGREEMENT, dated as of October 15, 1997, among SUNSTONE HOTEL INVESTORS, INC. ("Sunstone"), a Maryland corporation, WESTBROOK REAL ESTATE FUND I, L.P., a Delaware limited partnership ("Westbrook Fund") and WESTBROOK CO-INVESTMENT PARTNERSHIP I, L.P., a Delaware limited partnership ("Westbrook Co-Investment Fund" and collectively with Westbrook Fund, the "Funds").


                                   RECITALS


            WHEREAS, pursuant to a Stock Purchase Agreement, dated as of August 4, 1997 (the "Stock Purchase Agreement"), among Sunstone, Westbrook Fund, Westbrook Co-Investment Fund and Kahler Realty Corporation ("Kahler"), Sunstone will purchase 100% of the outstanding common stock of Kahler from the Funds on the date hereof (the "Stock Purchase"). In consideration for the common stock of Kahler, the Funds shall receive, among other things, (i) 2,284,262 shares of common stock, par value $0.01 per share, of Sunstone (the "Common Stock") and
(ii) 250,000 shares of 7.9% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of Sunstone (the "Convertible Preferred Stock") on the terms and conditions set forth in the Stock Purchase Agreement; and

            WHEREAS, it is a condition to the obligations of each of Sunstone and the Funds to consummate the transactions contemplated by the Stock Purchase Agreement that this Registration Rights Agreement be executed and delivered by Sunstone and the Funds.

            NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained the parties hereto agree as follows:


                                   AGREEMENT


            1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

            "Common Stock" shall mean the common stock, par value $0.01 per share, of Sunstone and its successors.

            "Demand Party" shall mean (a) Westbrook Fund, (b) Westbrook Co-Investment Fund or (c) any other Holder or Holders, including, without limitation, any present or future general or limited partner of either of the Funds, or any general or limited partner of any general or limited partner thereof, that may become an assignee of such Funds' rights hereunder; provided that to be a Demand Party under clause (c), a Holder or



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      Holders must either individually or in the aggregate with all other
      Holders with whom it is acting together to demand registration own at least 500,000 shares of Registrable Securities.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

            "Holder" shall mean each of the Funds, and any other holder of Registrable Securities (including any direct or indirect transferees of the Funds) who agree in writing to be bound by the provisions of this Agreement.

            "Initial Lock-Up Period" shall have the meaning set forth in the Stock Purchase Agreement.

            "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity of whatever nature.

            "Registrable Securities" shall mean (1) the Common Stock issued to the Funds pursuant to the Stock Purchase Agreement, (2) the Common Stock issued or issuable upon conversion of the Convertible Preferred Stock issued to the Funds pursuant to the Stock Purchase Agreement, and (3) any Common Stock which may be issued or distributed by way of stock dividend or stock split or other distribution, recapitalization or reclassification with respect to, or in exchange for, or in replacement of, any other Registrable Securities. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Sunstone and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force, or (iv) such securities shall have ceased to be outstanding.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter," as such term is defined in Schedule E to the



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      By-laws of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including the reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on the New York Stock Exchange or on any securities exchange pursuant to clause (viii) of Section 5, (v) the fees and disbursements of one counsel for Sunstone and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel selected pursuant to Section 8 hereof by the Holders of the Registrable Securities being registered to represent such Holders in connection with each such registration, (vii) any fees and disbursements of underwriters, if any, customarily paid by the issuers or sellers of securities, including liability insurance if Sunstone so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions, transfer taxes, and (viii) other reasonable out-of-pocket expenses of Holders (provided that such expenses shall not include expenses of counsel other than those provided for in clause (vi) above).

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

            "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

            2. Incidental Registrations. (a) Right to Include Common or Common Equivalent Registrable Securities. If Sunstone at any time after the Initial Lock-Up Period proposes to register its Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 2. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), Sunstone will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which Sunstone has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that
(i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Sunstone shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, Sunstone may, at its election, give written notice of such determination to each Holder of Registrable Securities and,



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thereupon, shall be relieved of its obligation to register any Registrable
Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in Sunstone's registration must sell their Registrable Securities to the underwriters selected by Sunstone on the same terms and conditions as apply to Sunstone, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings; and provided further that under no circumstances will the scope of any indemnification or contribution obligations of any Holder be broader than the provisions of Section 6(b) hereof nor will the maximum liability of the Holders be greater than that specified in Section 6 hereof. If a registration requested pursuant to this
Section 2(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing within seven (7) business days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. Nothing in this Section 2(a) shall operate to limit the right of any Holder to request the registration of Common Stock issuable upon conversion or exercise of convertible securities held by such Holder notwithstanding the fact that at the time of request such Holder holds only convertible securities.

            (b) Expenses. Sunstone will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.

            (c) Priority in Incidental Registrations. If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises Sunstone in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the Common Stock offered in such offering as contemplated by Sunstone, then Sunstone will include in such registration (i) first, 100% of the securities Sunstone proposes to sell and (ii) second, the number of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner).

            (d) Limitations on Shelf Offerings. Notwithstanding the foregoing, in the event that Registrable Securities have been included in a registration effected by Sunstone pursuant to Rule 415 under the Securities Act in accordance with this Section 2, the Holders agree that, without the prior written consent of Sunstone, they will not effect more than one sale of Registrable Securities pursuant to such registration in any 30-day period.

            3. Registration on Request. (a) Request by the Demand Party. At any time after the Initial Lock-Up Period, upon the written request of the Demand Party requesting that Sunstone effect the registration under the Securities Act of all or part of such Demand Party's



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Registrable Securities and specifying the amount and intended method of disposition thereof, Sunstone will promptly give written notice of such requested registration to all other Holders of such Registrable Securities, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

            (i) such Registrable Securities (including, if such request relates to a security which is convertible into shares of Common Stock, the shares of Common Stock issuable upon such conversion) which Sunstone has been so requested to register by the Demand Party; and

            (ii) all other Registrable Securities of the same class or series as are to be registered at the request of a Demand Party and which Sunstone has been requested to register by any other Holder thereof by written request given to Sunstone within 15 days after the giving of such written notice by Sunstone (which request shall specify the amount and intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, that with respect to any Demand Party, Sunstone shall not be obligated to effect any registration of Registrable Securities under this
Section 3(a) unless such Demand Party requests that Sunstone register at least 20% of the total number of Registrable Securities then outstanding (or such lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions would exceed $10,000,000); and provided, further, that, Sunstone shall not be obligated to file a registration statement relating to any registration request under this Section 3(a) (x) within a period of six months after the effective date of any other registration statement relating to any registration request under this Section 3(a) or relating to any registration effected under Section 2 in which Registrable Securities were included in such registration, (y) if with respect thereto the managing underwriter, the SEC, the Securities Act or the rules and regulations thereunder, or the form on which the registration statement is to be filed, would require the completion of an audit other than the regular audit conducted by Sunstone at the end of its fiscal year, in which case the filing may be delayed until the completion of such regular audit (unless the Holders of the Registrable Securities to be registered agree to pay the expenses of Sunstone in connection with such an audit other than the regular audit) or (z) subject to Section 9(j)(ii), during any period of not more than 90 days that the Company, its executive officers or directors are precluded from selling shares of Common Stock as the result of any lock-up restrictions imposed by any underwriter in a previous primary offering, unless such underwriters agree otherwise. Nothing in this Section 3 shall operate to limit the right of a Holder to request the registration of Common Stock issuable upon conversion or exercise of convertible securities held by such Holder notwithstanding the fact that at the time of request such Holder holds only convertible securities.

            (b) Notwithstanding the foregoing provisions of Section 3(a), Sunstone shall not be obligated to effect more than two demand registrations pursuant to requests made by the Demand Holders pursuant to this Section 3. No Holder's rights under this Section 3 shall be affected by a registration pursuant to Section 2.



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            (c) Registration Statement Form. If any registration requested pursuant to this Section 3, which is proposed by Sunstone to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement), shall be in connection with an underwritten public offering, and if the managing underwriter shall advise Sunstone in writing that, in its opinion, the inclusion of additional information is of material importance to the success of such proposed offering, then such registration shall include such other information.

            (d) Expenses. Sunstone will pay all Registration Expenses in connection with each of the registrations of each class or series of Registrable Securities effected pursuant to this Section 3.

            (e) Effective Registration Statement. A registration requested pursuant to this Section 3 will not be deemed to have been effected unless the applicable registration statement has become effective; provided that if, prior to the end of any applicable distribution period as defined in the Securities Act, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected with respect to any selling Holder whose Registrable Securities that are registered have not been fully distributed.

            (f) Selection of Underwriters. If a requested registration pursuant to this Section 3 involves an underwritten offering, the Holders of a majority of the shares of Registrable Securities which are held by Holders and which Sunstone has been requested to register shall have the right to select the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to Sunstone.

            (g) Priority in Requested Registrations. If a requested registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises Sunstone in writing that, in its opinion, the number of shares of Common Stock requested to be included in such registration (including securities of Sunstone which are not Registrable Securities) exceeds the number which can be sold in such offering, Sunstone will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder; provided that any shares thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner; provided, further that if any such exclusion causes less than 90% of the number of shares of Registrable Securities as to which registration was requested by the Holders to be registered, such registration shall not constitute a request for registration under Section 3(b). In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can



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be sold, Sunstone may include in such registration up to the number of shares of
Common Stock that, in the opinion of the underwriter, can be sold.

            (h) Additional Rights. If Sunstone at any time grants to any other holders of Common Stock, or Common Stock issuable upon conversion, exchange or exercise of a security, any rights to request Sunstone to effect the registration under the Securities Act of any such shares of Common Stock on terms more favorable to such holders than the terms set forth in this Section 3, the terms of this Section 3 shall be deemed amended or supplemented to the extent necessary to provide the Holders such more favorable rights and benefits. The provisions of this Section 3(h) will not be applicable to the registration rights of the limited partners of Sunstone Hotel Investors, L.P. permitting them to require Sunstone to register the shares of Common Stock into which their partnership units are exchangeable.

            4. Stock Purchase Agreement Transfer Restrictions. Notwithstanding anything in this Agreement to the contrary, any sales of Registrable Securities shall be subject to the conditions set forth in Section 4.10 of the Stock Purchase Agreement.

            5. Registration Procedures. If and whenever Sunstone is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Sunstone will, as expeditiously as possible:

                  (a) prepare and, in any event within 120 days after the end of the period within which a request for registration may be given to Sunstone, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that Sunstone may discontinue any registration of its securities which is being effected pursuant to Section 2 at any time prior to the effective date of the registration statement relating thereto or in accordance with Section 3(b);

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the distribution period, in the case of a registration effected pursuant to Section 2, or for a period not in excess of 270 days (or such lesser period ending on the day after the distribution of all registered securities is complete) in the case of a registration effected pursuant to Section 3, and to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus relating to the sale of Registrable Securities, or any amendments or supplements thereto, Sunstone will furnish to counsel selected pursuant to Section 8 hereof by the Holders of the Registrable Securities covered by such registration statement to represent such Holders, copies of all documents proposed to be filed, which documents will be subject to the



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      review of such counsel within five (5) days after receipt thereof, and
      Sunstone will give reasonable consideration in good faith to any comments of such counsel;

                  (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that Sunstone shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (f) notify promptly each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b) of this Section 5, of Sunstone's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration



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      statement, if required, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (h) (i) use its best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange; and (ii) use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                  (i) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Section 6 hereof, and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably requested in order to expedite or facilitate the disposition of such Registrable Securities;

                  (j) to the extent permitted by the rules of the AICPA, use its best efforts to obtain a "cold comfort" letter or letters from Sunstone's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement, unless such a "cold comfort" letter or letters are provided to other selling holders in connection with such registration); it being understood, however, that Sunstone will, if requested by the underwriters in any underwritten offering, be obligated to use its best efforts to obtain for such underwriters a "cold comfort" letter or letters from Sunstone's independent public accountants in customary form;

                  (k) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Sunstone, and cause all of Sunstone's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (l) notify counsel (selected pursuant to Section 8 hereof) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (B) of the receipt of any comments from the SEC,
      (C) of any request of the SEC to amend the registration statement or amend or supplement



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      the prospectus or for additional information and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

                  (m) use reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

                  (n) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, without limitation, the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                  (o) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

                  (p) obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions of counsel for Sunstone in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel; and

                  (q) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

            Sunstone may require each seller of Registrable Securities as to which any registration is being effected to furnish Sunstone with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Sunstone may from time to time reasonably request in writing.




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            Each Holder of Registrable Securities agrees that, upon receipt of any notice from Sunstone of the happening of any event of the kind described in clause (f) of this Section 5, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (f) of this Section 5, and, if so directed by Sunstone, such Holder will deliver to Sunstone (at Sunstone's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current immediately prior to the receipt of such notice. In the event Sunstone shall give any such notice, the period mentioned in clause (b) of this Section 5 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (f) of this Section 5 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (f) of this Section 5.

            In lieu of satisfying the requirements of Sections 2 or 3 hereunder, Sunstone may, at any time after the Initial Lock-Up Period, elect to file a registration statement pursuant to Rule 415 under the Securities Act permitting the resale of all Registrable Securities and shall covenant and agree to keep such registration statement effective for a period of two years after the expiration of the Initial Lock-Up Period (or such shorter period as to any Holder that is then entitled to sell his or its Registrable Securities under Rule 144 in any three-month period without restriction). All other provisions of this Agreement shall continue to apply to any such registration. Upon expiration of the initial two-year registration, if a Holder still holds Registrable Securities that cannot be sold under Rule 144 during any three-month period without restriction, Sunstone will file a new registration statement pursuant to Rule 415 under the Securities Act (or maintain the effectiveness of the initial registration statement) permitting the resale of all such Registrable Securities that then remain unsold and shall keep such registration statement effective for one additional period of two years.

            6.    Indemnification.

                  (a) Indemnification by Sunstone. In the event of any registration of any securities of Sunstone under the Securities Act pursuant to
Section 2 or 3, Sunstone will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers or general and limited partners or members or managing members (including any director, officer, affiliate, employee, agent or controlling Person of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Seller Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Seller Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Seller Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact



                                     -11-
contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and Sunstone will reimburse such Seller Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, liability, action or proceeding (collectively, a "Violation"); provided that Sunstone shall not be liable to any Seller Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Sunstone through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof nor shall it apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Sunstone (which consent shall not be unreasonably withheld or delayed); and provided, further, that in the case of any registration effected pursuant to Section 3 or any registration effected pursuant to Section 2 in which the underwriters have agreed to indemnify the Holders for the matters set forth in this proviso, if any losses, claims, damages or liabilities arise out of or are based upon a Violation which did not appear in the final prospectus, Sunstone shall not have any liability with respect thereto to the Holder, any underwriter, or any person who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act if the Holder or underwriter delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as so supplemented, to such person at or prior to the written confirmation of the sale to such person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Seller Indemnified Party and shall survive the transfer of such securities by such seller.

                  (b) Indemnification by the Seller. In the event of any registration of any securities of Sunstone under the Securities Act pursuant to
Section 2 or 3, each selling Holder will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, Sunstone and all other prospective sellers of Registrable Securities, each affiliate of Sunstone or such seller and their respective directors and officers or general and limited partners or members or managing members (including any director, officer, affiliate, employee, agent or controlling Person of any of the foregoing) and each other Person, if any, who controls Sunstone or any such seller within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney's fees and reasonable expenses of investigation) to which such Company Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Company Indemnified Party is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus



                                     -12-
contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Sunstone through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing, provided that no Holder shall be liable to any Company Indemnified Party with respect to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed); and provided further that if any losses, claims, damages or liabilities arise out of or are based upon a violation which did not appear in the final prospectus, no Holder shall have any liability with respect thereto to Sunstone, any other seller or any person who controls Sunstone or such other seller within the meaning of Section 15 of the Securities Act if Sunstone or an underwriter delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as so supplemented, to such person at or prior to the written confirmation of the sale to such person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Sunstone or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Notices of Claims, Etc. Promptly after receipt by a Seller Indemnified Party or a Company Indemnified Party (an "Indemnified Party") hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 6, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event that the Indemnified Parties are conducting the defense of any action or other claims, the indemnifying party will not be responsible for the costs and expenses of more than one counsel for all of the Indemnified Parties (plus the fees and expenses of one local counsel if the action is pending in a foreign jurisdiction). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional



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
term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) Contribution. If the indemnification provided for in this
Section 6 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 6(d) as a result of the losses, claims, damages, liabilities and expenses referred to above shall include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by Sunstone and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                  (f) Non-Exclusivity. The obligations of the parties under this
Section 6 shall be in addition to any liability which any party may otherwise have to any other party.

                  (g) Conflicting Provisions. To the extent that the provisions of this Section 6 differ from the terms and conditions of any indemnification provision contained in any underwriting agreement entered into in connection with any underwritten offering effected pursuant to Section 2 hereof, the indemnification provisions contained in such underwriting agreement will, for all purposes, supersede the terms and conditions of this Section 6. To the extent that the provisions of this Section 6 differ from the terms and conditions contained in any underwriting agreement entered into in connection with any underwritten offering effected pursuant to Section 3 hereof, then (x) unless otherwise agreed to by the Holders of Registrable



                                     -14-



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
Securities participating in any such registration, with respect to the substantive scope and limitations (including, without limitation, the maximum liability of the Holders) of the indemnification and contribution provided by Sunstone and the Holders to the Indemnified Person, the provisions of this
Section 6 shall govern and supersede the terms of such Underwriting Agreement and (y) with respect to all other matters the terms of the underwriting agreement will supersede the terms and conditions of this Section 6.

                  (h) Indemnification by Underwriters. Sunstone may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3 herein, that Sunstone shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold harmless Sunstone in customary form.

            7. Rule 144. Sunstone covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Sunstone is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, Sunstone will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything contained in this Section 7, Sunstone may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation to be available.

            8. Selection of Counsel. In connection with any registration of Registrable securities pursuant to Sections 2 and 3 hereof, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration.

            9.    Miscellaneous.

                  (a) Amendments and Waivers. This Agreement may be amended and Sunstone may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Sunstone shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding; provided, however, that no amendment, waiver or consent to the departure from the terms and provisions of this Agreement that is adverse to the Funds or any of their respective successors and assigns shall be effective as against any such Person for so long as such Person holds any Registrable Securities unless consented to in writing by such Person. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent



                                     -15-
authorized by this Section 9(a), whether or not such Registrable Securities shall have been marked to indicate such consent.

                  (b) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The rights to cause the Company to register Registrable Securities pursuant to Section 2 or 3 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee assigns in writing to be bound by and subject to the terms and conditions of this Agreement. Without limitation of the foregoing, in the event that either of the Funds distributes or otherwise transfers any shares of the Registrable Securities to any of its present or future general or limited partners, Sunstone hereby acknowledges that the registration rights granted pursuant to this Agreement shall be transferred to such partner or partners on a pro rata basis, and that at or after the time of any such distribution or transfer, any such partner or group of partners shall designate a Person to act on its behalf in delivering any notices or making any requests hereunder. Notwithstanding the foregoing, in the event of a transfer of the registration rights granted pursuant to this Agreement to a Fund's general or limited partners, such partners shall not have any registration rights pursuant to Section 2 with respect to any registration effected pursuant to Rule 415 under the Securities Act.

                  (c) Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery:

                        (i) (A)     if to Sunstone:

                                    Sunstone Hotel Investors, Inc.
                                    115 Calle de Industrias
                                    Suite 201
                                    San Clemente, CA 92672
                                    Attention: Robert A. Alter

                                    with a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    4675 MacArthur Court
                                    Suite 1000
                                    Newport Beach, CA 92660
                                    Attention:  Roger M. Cohen, Esq.




                                     -16-

                        (ii)        if to Westbrook Fund:

                                    Westbrook Real Estate Fund I, L.P.
                                    599 Lexington Avenue
                                    Suite 3800
                                    New York, New York 10022
                                    Attention:  Jonathan Paul

                                    with a copy to:

                                    Simpson Thatcher & Bartlett
                                    425 Lexington Avenue
                                    New York, New York 10017
                                    Attention: Richard Capelouto, Esq.

                        (iii)       if to Westbrook Co-Investment Fund

                                    Westbrook Co-Investment Partnership I, L.P.
                                    599 Lexington Avenue
                                    Suite 3800
                                    New York, New York 10022
                                    Attention:  Jonathan Paul

                                    with a copy to:

                                    Simpson Thatcher & Bartlett
                                    425 Lexington Avenue
                                    New York, New York 10017
                                    Attention: Richard Capelouto, Esq.

                        (iv) if to any other holder of Registrable Securities, to the address of such other holder as shown in the stock record book of Sunstone, or to such other address as any of the above shall have designated in writing to all of the other above.

            All such notices and communications shall be deemed to have been given or made (1) when delivered by hand, (2) five business days after being deposited in the mail, postage prepaid, (3) when telexed answer-back received or
(4) when telecopied, receipt acknowledged.

                  (d) Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                  (e) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the



                                     -17-
validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  (f) Counterparts. This Agreement may be executed in counterparts, and by different parties in separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                  (g) Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

                  (h) Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or in equity. Notwithstanding the foregoing, no Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying or requiring the completion of any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                  (i) Limited Liability of Partners. Notwithstanding any other provision of this Agreement, neither the general partner nor the limited partners, nor any future general or limited partner of the Funds, nor any member or managing member of the Funds shall have any personal liability for performance of any obligation of such Common Stock Partnership or the Funds under this Agreement.

                  (j) "Market Stand-Off" Agreement. (i) Subject to clauses (ii) and (iii) below, each Holder hereby agrees that during the period in which Sunstone and its officers and directors are prohibited by the underwriters from selling, transferring or otherwise disposing of Common Stock (but in no event more than ninety (90) days) following the effective date of a registration statement of the Company filed under the Securities Act, without the prior written consent of the underwriters it shall not, whether or not such Holder is participating in the offering, to the extent requested by the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with



                                     -18-
respect to the securities of each Holder (and the shares or securities of any other person subject to the foregoing restrictions) until the end of such period.

                  (ii) Anything herein to the contrary notwithstanding, the Holders will not be prohibited from selling or otherwise disposing of shares of Common Stock pursuant to this Section 9(j) and/or clause (z) of Section 3(a) for more than 90 days during any nine-month period.

                  (iii) The provisions of this Section 9(j) shall terminate as to any Holder at such time as such Holder is able to sell all of the Registrable Securities held by it under Rule 144 in any three-month period without restriction.



                                     -19-

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.


                              SUNSTONE HOTEL INVESTORS, INC.


                              By: /s/ Robert A. Alter
                                 -----------------------------
                                      Robert A. Alter
                                      President


                              WESTBROOK REAL ESTATE FUND I, L.P.

                                By: Westbrook Real Estate Partners Management, L.L.C., its general partner

                                By:  Westbrook Real Estate Partners, L.L.C., its
                                      managing member


                                By:  /s/ Jonathan H. Paul
                                    -------------------------------
                                         Jonathan H. Paul
                                         Managing Principal


                              WESTBROOK CO-INVESTMENT PARTNERSHIP I, L.P.

                              By: Westbrook Real Estate Partners Management,
                                  L.L.C., its general partner

                                   By:  Westbrook Real Estate Partners, L.L.C.,
                                        its managing member


                                        By: /s/ Jonathan H. Paul
                                           ----------------------------------
                                                Jonathan H. Paul
                                                Managing Principal




                                     -20-




                                Page 139 of 139